Exhibit 10.3

Execution Version

TRANCHE 2 WARRANT AGREEMENT

This TRANCHE 2 WARRANT AGREEMENT (this “Agreement”), dated as of February 5, 2021 (the “Effective Date”), is entered into by and between Noble Corporation, a Cayman Islands exempted company (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”).

WHEREAS, on July 31, 2020 and September 24, 2020, Noble Holding Corporation plc (f/k/a Noble Corporation plc), a public limited company incorporated under the laws of England and Wales, and certain of its subsidiaries and its Affiliates (collectively, the “Debtors”) commenced voluntary cases for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. in the United States Bankruptcy Court for the Southern District of Texas, which cases are jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re: Noble Corporation plc, et al., Case No. 20-33826 (DRJ) (collectively, the “Chapter 11 Cases”);

WHEREAS, on September 4, 2020, the Debtors filed the Joint Plan of Reorganization of Noble Corporation plc and Its Debtor Affiliates (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Plan”) in the Chapter 11 Cases;

WHEREAS, pursuant to the Plan and the order confirming the Plan, on or as soon as practicable after the Effective Date, the Company will issue or cause to be issued the Warrants to a subsidiary of the Company and such subsidiary will deliver Warrants to the Warrantholders providing such holders the right to subscribe for, under certain circumstances, up to an aggregate of 8,333,081 Ordinary Shares (as defined herein), subject to adjustment as provided herein;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1. Definitions; Rules of Construction.

1.1. Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the Articles of Association.

“Above FMV Repurchase” has the meaning set forth in Section 4.1(c)(i).

“Affiliate” of another Person means (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person and (ii) in the case of another Person that is an individual or a Family Trust of an individual, a Family Member or Family Trust of such individual or any other Affiliate of such individual.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system.

“Aggregate Exercise Price” has the meaning set forth in Section 3.2(b)(iii)(x).

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company, any Assistant Treasurer or any Assistant Secretary of the Company, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or such other director or officer of the Company as approved by the Board to perform the services of an “Appropriate Officer” hereunder.

“Articles of Association” means those certain Amended and Restated Articles of Association of the Company, as the same may be amended or modified from time to time.

“Attribution Parties” has the meaning set forth in Section 3.8(b).

“Beneficial Ownership Limitation” has the meaning set forth in Section 3.8(e).

“Black Scholes Value” means the value of a Warrant (x) with respect to a Fundamental Transaction, based on Black Scholes option pricing inputs as of the date of consummation of the Fundamental Transaction, and (y) with respect to a Mandatory Exercise, based on Black Scholes option pricing inputs as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, which value shall be determined by the Independent Financial Expert using the Black Scholes Option Pricing Model for a “call” option, as obtained from the “OVME” function on Bloomberg, L.P. subject to the following assumptions:

(a) (i) in the case of a Fundamental Transaction, an underlying price per share equal to the sum of the price per Ordinary Share being offered in cash in the applicable Fundamental Transaction (if any) plus the Fair Market Value of the non-cash consideration being offered to Shareholders with respect to each Ordinary Share in the applicable Fundamental Transaction (if any), and (ii) in the case of a Mandatory Exercise, an underlying price per share equal to the Fair Market Value of the Ordinary Shares as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent;

(b) (i) in the case of a Fundamental Transaction, a strike price equal to the Exercise Price in effect on the date of consummation of the Fundamental Transaction, and (ii) in the case of a Mandatory Exercise, a strike price equal to the Exercise Price in effect as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent;

(c) a risk-free interest rate corresponding to the interpolated rate on the United States Treasury securities with a maturity closest to the remaining term of the Warrant as of (i) the expected date of the consummation of the Fundamental Transaction or (ii) the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent (as applicable);

(d) a zero cost of borrow; and

(e) an expected volatility equal to the lesser of (i) fifty percent (50%) and (ii) the 180-day historical volatility of the Ordinary Shares as shown at the time of determination on Bloomberg or, if such information is not available, as determined in a commercially reasonably manner by the Independent Financial Expert.

“Board” means the Board of Directors of the Company.

“BOL Notice” has the meaning set forth in Section 3.8(a).

“BOL Warrantholder” has the meaning set forth in Section 3.8(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York.

“Cash Consideration” has the meaning set forth in Section 5.1(b)(i).

“Cash Consideration Percentage” has the meaning set forth in Section 5.1(b)(ii).

“Chapter 11 Cases” has the meaning set forth in the recitals hereto.

“Chosen Courts” has the meaning set forth in Section 20.

“Close of Business” means 5:00 p.m. Eastern Time.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.

“Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership or voting of securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

“Corporate Agency Office” has the meaning set forth in Section 8.1.

“Custodian” means Computershare Trust Company, N.A., as custodian for the Depositary, or any successor thereto.

“Debtors” has the meaning set forth in the recitals hereof.

“Definitive Warrant” means either (i) a Warrant represented by a Definitive Warrant Certificate or (ii) a Warrant issued by electronic entry registration on the books of the Warrant Agent.

“Definitive Warrant Certificate” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Effective Date” has the meaning set forth in the preamble hereof.

“Equity Consideration” has the meaning set forth in Section 5.1(b)(iii).

“Equity Consideration Percentage” has the meaning set forth in Section 5.1(b)(iv).

“Exchange” means (i) the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or (ii) if the Ordinary Shares are not then listed on a principal U.S. national or regional securities exchange, the principal other exchange on which the Ordinary Shares are then listed.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 3.2(g).

“Exercise Notice” has the meaning set forth in Section 3.2(b)(ii).

“Exercise Period” has the meaning set forth in Section 3.2(a).

“Exercise Price” means, except as otherwise provided in Section 5.1(b)(v), as of any Exercise Date, the price per Ordinary Share for which a Warrant is exercisable, which shall initially equal $23.13; provided, that such Exercise Price shall be subject to adjustment as provided in Section 4.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 4.1, the Exercise Price shall never be less than the nominal value of one Ordinary Share.

“Expiration Date” means the day immediately prior to the seventh (7th) anniversary of the Effective Date.

“Fair Market Value” means, as of any date, (a) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are then listed for trading on an Exchange, the volume weighted average closing price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to such date, (b) in the case of Ordinary Shares, if the Ordinary Shares for which the Warrants are exercisable are not so listed for trading on an Exchange, the fair market value of an Ordinary Share as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such Ordinary Shares are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors (and, in the case of the determination of Fair Market Value for purposes of clause (A) of the second sentence of Section 3.3(b), without regard to the lack of liquidity of the Ordinary Shares due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests), (c) in the case of cash, the amount thereof, and (d) in the case of other property, the fair market value of such property as determined by the Independent Financial Expert, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

“Family Member” means, with respect to any natural Person, (a) such Person’s spouse, children, parents, grandparents and lineal descendants of such Person’s parents (in each case, natural or adopted) and (b) in the event of such Person’s death, such Person’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

“Family Trust” means, with respect to any natural Person, a trust, limited partnership or limited liability company benefiting solely such individual and/or the Family Members of such individual.

“Fundamental Transaction” means any (i) merger, consolidation, amalgamation, statutory share exchange, business combination or other similar transaction or series of related transactions to which the Company is a party or (ii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (by value), including in connection with a liquidation or winding up of the Company, which, in each of the cases of (i) and (ii) is consummated with a third-party who is unaffiliated with the Company at the time of such transaction, and which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company) cash, stock, securities or other assets or property (or any combination thereof) with respect to or in exchange for Ordinary Shares.

“Fundamental Transaction Consideration” has the meaning set forth in Section 5.1(b)(vi).

“Funds” has the meaning set forth in Section 3.4.

“Global Warrant” means a Warrant represented by a Global Warrant Certificate.

“Global Warrant Certificate” means a global Warrant Certificate in definitive form, with the global legend set forth in the form of Warrant Certificate, which is deposited with the Depositary or with the Custodian.

“Independent Financial Expert” means any nationally recognized and independent investment banking, accounting or valuation firm engaged by the Company that the Board reasonably determines in good faith does not have a material business or financial relationship with the Company or any of its Affiliates (other than by virtue of advice provided in its capacity as such under this Agreement). For the avoidance of doubt, (i) the Company shall bear all of the fees, costs and expenses of the Independent Financial Expert and (ii) the fact that an officer or director of the Company who is an Affiliate of the Company sits on the board of directors or other governing body of another company that has a material business or financial relationship with an investment banking, accounting or valuation firm shall not on its own mean that such firm has a material business or financial relationship with such Affiliate.

“IRS” means the U.S. Internal Revenue Service.

“Mandatory Exercise” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Condition” means either (i) (x) the Ordinary Shares are listed on an Exchange, (y) the volume weighted average closing price of the Ordinary Shares for the thirty (30) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent equals or exceeds one hundred thirty percent (130%) of the Exercise Price then in effect as of the Close of Business on such date and (z) greater than ten percent (10%) of the total number of issued and outstanding Ordinary Shares have been traded on such Exchange over such thirty (30) consecutive Trading Day period, or (ii) three and one-half (3.5) years have elapsed since the Original Issue Date.

“Mandatory Exercise Date” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Notice” has the meaning set forth in Section 3.3(a).

“Mandatory Exercise Payment Amount” means, with respect to each Warrant an amount, calculated as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, equal to the Black Scholes Value multiplied by a fraction, (i) the numerator of which is (x) the number of Ordinary Shares issuable upon exercise of a Warrant in accordance with Section 3.2(b)(iii)(x) minus (y) the number of Ordinary Shares issuable upon exercise of a Warrant pursuant to Section 3.2(b)(iii)(y) (it being understood that in no event shall this clause (y) be less than zero), and (ii) the denominator of which is the number of Ordinary Shares referred to in the preceding clause (i)(x).

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. local time for the Exchange on any day on which the Exchange is open for trading for a period or periods of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“New Warrant” has the meaning set forth in Section 5.1(b)(vii).

“Nominee” has the meaning set forth in Section 3.2(f)(ii).

“Non-Recourse Parties” has the meaning set forth in Section 22.

“Open of Business” means 9:00 a.m. Eastern Time.

“Ordinary Shares” means the ordinary shares of the Company, with a nominal value of $0.00001 per share.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger between the Company and any of its subsidiaries, sale of all or substantially all of the Company’s equity securities or assets, continuation or other transaction, in each case which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Ordinary Shares, other than a Fundamental Transaction or any other transaction which triggers an adjustment pursuant to Section 4.1.

“Original Issue Date” means the Effective Date.

“Other Consideration” has the meaning set forth in Section 5.1(b)(viii).

“Other Consideration Percentage” has the meaning set forth in Section 5.1(b)(ix).

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Plan” has the meaning set forth in the recitals hereto.

“Property Dividend” means any payment by the Company to holders of outstanding Ordinary Shares of any dividend, or any other distribution by the Company to such holders of (a) any shares of the Company, (b) evidences of indebtedness of the Company or (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (x) of regular cash dividends paid in the ordinary course of business paid out of distributable available cash (after taking into account taxes and other reasonable reserves), (y) upon a transaction to which Section 5 applies or (z) of any Ordinary Shares referred to in Sections 4.1(a), 4.1(b) or 4.1(e).

“Record Date” means, with respect to any dividend or distribution on the Ordinary Shares, the date for the determination of the holders of outstanding Ordinary Shares entitled to receive such dividend or distribution fixed by the Board in accordance with the Articles of Association and applicable law.

“Required Amendment Warrantholders” means Warrantholders holding greater than seventy-five percent (75%) of the outstanding Warrants.

“Required Mandatory Exercise Warrantholders” means (i) Warrantholders holding greater than 1,666,616 Warrants or (ii) from and after such time as 1,666,616 or fewer Warrants remain outstanding, all Warrantholders.

“Required Valuation Objecting Warrantholders” means (i) Warrantholders holding greater than 2,083,270 Warrants or (ii) from and after such time as 2,083,270 or fewer Warrants remain outstanding, all Warrantholders.

“Required Warrantholders” means Warrantholders holding greater than fifty percent (50)% of the outstanding Warrants.

“Rights Offering” has the meaning set forth in Section 4.1(e)(i).

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders” means the holders of outstanding Ordinary Shares.

“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Ordinary Share occurs on the Exchange; provided that if the Ordinary Shares are not so listed or traded, “Trading Day” means a Business Day.

“Tranche 1 Warrants” has the meaning set forth in the Plan.

“Tranche 3 Warrants” has the meaning set forth in the Plan.

“Transfer” means to, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Warrants or Warrant Certificates. “Transfer” when used as a noun has a correlative meaning.

“Warrant Agent” has the meaning set forth in the preamble hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants (including a Global Warrant Certificate), substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 8.2(a).

“Warrant Share Number” has the meaning set forth in Section 5.1(b)(x).

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain Tranche 2 warrants issued hereunder to subscribe for initially up to an aggregate of 8,333,081 Ordinary Shares, subject to adjustment pursuant to Section 4, and each warrant shall entitle the Warrantholder thereof to subscribe for one (1) Ordinary Share.

1.2. Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any contract or agreement shall be deemed to refer to such contract or agreement as amended, modified or supplemented from time to time in accordance with its terms; (i) references to any Person include such Person and its respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (j) references to “days” are to calendar days unless otherwise indicated; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (l) references to “writing” or “written” shall include electronic mail; and (m) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2. Warrants Generally.

2.1. Representation of Warrants. Warrants may, at the Company’s option, either be (x) represented by physical certificates, which may either be Global Warrant Certificates or Definitive Warrant Certificates, or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to subscribe for one (1) Ordinary Share, subject to adjustment as provided in Section 4.

2.2. Form of Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall (a) be typed, stamped, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Ordinary Shares or the Warrants may be listed and (b) have such insertions, omissions, substitutions and other variations, and may have such letters, numbers or other marks of identification and such legends or endorsements typed, stamped, printed, lithographed or engraved thereon, in each case, as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are required, permitted or not inconsistent with the provisions of this Agreement (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Warrant Agent) or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Ordinary Shares or Warrants may be listed.

2.3. Execution and Delivery of Warrant Certificates.

(a) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the respective Persons entitled thereto (or any such Person’s designee). The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 3.2(d), 6 or 8.

(b) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by at least one Appropriate Officer, either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be countersigned, either manually or by facsimile or electronic signature printed thereon, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Appropriate Officer before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Appropriate Officer.

2.4. Global Warrants.

(a) Issuance. If so determined by the Company, Warrants, including Warrants issued upon any transfer or exchange thereof, shall be issued in the form of one or more Global Warrant Certificates, which shall be deposited on behalf of the Company with the Depositary (or, at the direction of the Depositary, with the Custodian or such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. Except as provided in Section 8.3 or Section 2.4(c), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures.

(b) Book-Entry Provisions. This Section 2.4(b) shall apply only to a Global Warrant deposited with, at the direction of or on behalf of the Depositary.

(i) The Company shall execute and the Warrant Agent shall, in accordance with Section 2.3, countersign, either by manual or facsimile or other electronically transmitted signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii) Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of applicable practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary, except to the extent set forth herein or in the applicable Warrant Certificate.

(iii) At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received written notice from the Warrantholder of the amount thereof.

(c) Exchange for Definitive Warrants.

(i) Issuance. Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to this Section 2.4 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 8 and (x) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such beneficial interests represented by such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) the Company, in its sole reasonable discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.

(ii) Surrender and Exchange. A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in this Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures. If beneficial ownership interests in a Global Warrant are to be exchanged for Definitive Warrants pursuant to this Section 2.4(c), appropriate adjustment shall be made to the Global Warrant as provided in Section 2.4(b)(iii), and the Warrant Agent shall countersign, either by manual or facsimile or other electronically transmitted signature, and deliver to each beneficial owner of such interests in the name of such beneficial owner, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant so exchanged. The Warrant Agent shall register such exchange in the Warrant Register, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be canceled by the Warrant Agent.

(iii) Validity; Certificates; No Liability. All Definitive Warrants issued upon exchange pursuant to this Section 2.4(c) shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Warrant, or portion thereof, surrendered upon such exchange. In the event of the occurrence of any of the events specified in Section 2.4(c)(i), the Company will either (x) promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form or (y) direct the Warrant Agent to record the issuance of the Definitive Warrants by electronic entry registration on the books of the Warrant Agent. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

2.5. CUSIP Numbers. In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

2.6. Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority with respect to the Warrants (including the issuance thereof) and this Agreement, and all distributions, dividends or other payments requiring withholding under applicable law, including deemed distributions or dividends, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision hereof to the contrary, each of the Company and the Warrant Agent will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution or other consideration to be paid under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms it believes are reasonably necessary and appropriate, including requiring Warrantholders to (x) submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 2.6 or (y) promptly pay the withholding tax amount which is required to be paid by applicable law to the Company in cash as a condition of receiving the benefit of any adjustment as provided in this Agreement.

3. Exercise and Expiration of the Warrants.

3.1. Right to Acquire Ordinary Shares Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one (1) Ordinary Share at the Exercise Price, subject to adjustment as provided in this Agreement; provided, that if the Warrant Certificates are issued by electronic entry registration on the books of the Warrant Agent and not represented by physical certificates pursuant to Section 2.1, the Warrantholder’s rights with respect to such uncertificated Warrant Certificates shall not be subject to such countersignature by the Warrant Agent. The Exercise Price, and the number of Ordinary Shares obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 4.1.

3.2. Exercise and Expiration of Warrants.

(a) Generally. Subject to and upon compliance with the terms and conditions set forth herein, including (solely with respect to a BOL Warrantholder) Section 3.8, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder, on any Business Day from and after the Effective Date until the Close of Business on the Expiration Date (the “Exercise Period”), for the Ordinary Shares obtainable thereunder.

(b) Definitive Warrants. In order to exercise all or any of the Definitive Warrants, the Warrantholder thereof must:

(i) if the Definitive Warrants are represented by Warrant Certificates, surrender to the Warrant Agent, at the Corporate Agency Office, the Warrant Certificate evidencing such Definitive Warrants;

(ii) in all cases, deliver to the Warrant Agent, at the Corporate Agency Office, a written notice of the Warrantholder’s election to exercise the number of Warrants and the method of exercise specified therein, properly completed and duly executed by such Warrantholder, in the form attached hereto as Exhibit B (an “Exercise Notice”), and the Warrant Agent will deliver such Exercise Notice to the Company as promptly as practicable; and

(iii) in all cases, (x) pay to the Warrant Agent an amount equal to the product of (A) the Exercise Price and (B) the total number of Ordinary Shares for which such Definitive Warrants are exercisable (the “Aggregate Exercise Price”) together with any payment for transfer taxes as set forth in Section 3.5, if and as applicable, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office, or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 11.1(b); or (y) in lieu of making a cash payment, instruct the Company to withhold a number of Ordinary Shares issuable upon exercise of the Definitive Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price, which shall be treated as the surrender of the Definitive Warrants being exercised and the payment of the Aggregate Exercise Price therefor.

Any attempt to exercise Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give effect in their respective records to any such attempted exercise of Warrants.

(c) Cashless Exercise. Upon the Warrant Agent’s receipt of an Exercise Notice and instructions to withhold a number of Ordinary Shares pursuant to Section 3.2(b)(iii)(y), the Company shall, as promptly as practicable, determine (or to the extent applicable pursuant to clause (b) of the definition of Fair Market Value, cause the Independent Financial Expert to determine) the Fair Market Value of the Ordinary Shares and provide the Warrant Agent and Warrantholder with a calculation of the number of Ordinary Shares required to be withheld pursuant to Section 3.2(b)(iii)(y), which the Warrant Agent shall rely upon to update the Warrant Register. The Warrant Agent shall have no obligation under this Agreement to perform or verify such calculation or otherwise determine whether such calculation is correct.

(d) Partial Exercise. If fewer than all the Definitive Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Definitive Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(e) Global Warrants. In the case of Warrants represented by a Global Warrant Certificate, the Warrants shall be exercisable, at any time or from time to time during the Exercise Period, in accordance with the applicable practices and procedures of the Depositary and the relevant Agent Member. Following any such exercise, the number of Warrants represented by the applicable Global Warrant Certificate shall be reduced in accordance with the applicable procedures of the Depositary, whether or not an adjustment is made to Annex A to such Global Warrant Certificate, so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant Certificate less the number of Warrants then exercised. An Agent Member, and any Person authorized by such Agent Member, may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of the owner of a beneficial interest in the Global Warrant for which it is acting, enforce this Agreement and the Global Warrant, including its or such beneficial owner’s right to exercise and receive beneficial ownership of Ordinary Shares issuable upon exercise of the Global Warrant, and may institute and maintain any suit, action or proceeding against the Company to enforce its rights in respect thereof. In connection with (i) settlement pursuant to Section 3.2(b)(iii)(x), the Exercise Price in respect of the exercise of a Global Warrant shall be paid, and (ii) settlement pursuant to Section 3.2(b)(iii)(y), the election to withhold a number of Ordinary Shares issuable upon exercise of the Global Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price shall be made, in each case, in accordance with the applicable practices and procedures of the Depositary and its Agent Members.

(f) Issuance of Ordinary Shares.

(i) Upon due exercise of Global Warrants in accordance with the foregoing provisions of Section 3.2(e), Ordinary Shares issuable upon such exercise shall be issued and delivered in accordance with the applicable practices and procedures of the Depositary. The Company shall use commercially reasonable efforts to cause the transfer agent of the Company to cooperate with the Depositary and the applicable Agent Member in order to effect the issuance and delivery of Ordinary Shares as promptly as practicable in accordance with such practices and procedures.

(ii) Upon due exercise of Definitive Warrants in accordance with the foregoing provisions of Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.3 or Section 5.1, as applicable, the Company shall cause the transfer agent of the Company, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date, to cooperate with the Agent Member designated by the Warrantholder on the Exercise Notice in order that the Ordinary Shares will be issued, delivered and credited to the account of the Agent Member at the Depositary for the benefit of the Warrantholder through the Deposit/Withdrawal at Custodian (DWAC) function of the Depositary or such other function as may be adopted by the Depositary for that purpose. Notwithstanding the foregoing, if, at or prior to the time of the exercise of any Definitive Warrant, the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Ordinary Shares issuable upon exercise of such Definitive Warrant or if at any time the Depositary has ceased or ceases to be a “clearing agency” registered under the Exchange Act (and notifies the Company in writing of such cessation) and, in each such case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice, the Company shall issue the Ordinary Shares in such name or names as indicated on the Exercise Notice, provided the Warrantholder shall have furnished the Company with the appropriate tax identification information and, if the Ordinary Shares are to be issued in the name of any Person other than the Warrantholder (a “Nominee”), evidence of the payment of any required transfer or similar tax shall have been furnished to the Company. The Ordinary Shares shall be issued by the registration of the issuance in the name of the Warrantholder or its Nominee in the register of members of the Company. Where the Company determines, in accordance with the Articles of Association, that certificates will be issued for the Ordinary Shares, the Company shall cause the certificates representing the Ordinary Shares to be physically delivered to the address specified in the Exercise Notice. The Company shall cause the Ordinary Shares to be issued and delivered as aforesaid, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date.

(g) Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) in the case of the exercise of Global Warrants, the date on which all actions required for such exercise, including, if applicable, payment of the Exercise Price therefor, in accordance with the applicable practices and procedures of the

Depositary have been taken; and (ii) in the case of the exercise of Definitive Warrants, (x) if the Definitive Warrant is represented by a Warrant Certificate, the Warrant Certificate representing such Definitive Warrant has been surrendered for exercise; (y) an Exercise Notice has been duly executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(b); and (z) if applicable, payment has been made to the Warrant Agent as provided in Section 3.2(b) (unless such surrender, delivery and payment (if applicable) occur after Close of Business on a Business Day or on a date that is not a Business Day, in which event the Exercise Date shall be the next following Business Day). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Ordinary Shares then issued. For the avoidance of doubt, Warrants do not entitle the Warrantholder or the owner of any beneficial interest in the Warrants to any voting rights or other rights as a holder of Ordinary Shares prior to the applicable Exercise Date.

(h) Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:01 p.m. Eastern Time on the Expiration Date. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(h).

3.3. Mandatory Exercise.

(a) Notwithstanding anything to the contrary contained herein, including Section 3.8, from and after the date on which the Mandatory Exercise Condition has occurred and is continuing, each of the Company, on the one hand, and the Required Mandatory Exercise Warrantholders, on the other hand, shall have the right and option (but not the obligation) to (x) in the case of the Company, cause all, but not less than all, of the Warrants, and (y) in the case of the electing Required Mandatory Exercise Warrantholders, cause all, but not less than all, of their respective Warrants, in each case, to be automatically exercised pursuant to Section 3.2(b)(iii)(y) (after giving effect to any applicable adjustment pursuant to Section 4.1 and without regard to whether any such Warrants are held by a BOL Warrantholder subject to the limitations of Section 3.8), without requiring any further action on the part of any such Warrantholder (a “Mandatory Exercise”). In the event the Company or the Required Mandatory Exercise Warrantholders elect to cause a Mandatory Exercise in accordance with the preceding sentence, the Company or the electing Required Mandatory Exercise Warrantholders (as the case may be) shall deliver to the Warrant Agent, for delivery to (x) in the case of the Company, the Warrantholders, and (y) in the case of the electing Required Mandatory Exercise Warrantholders, the Company, a notice of the mandatory exercise of the Warrants pursuant to this Section 3.3 (the “Mandatory Exercise Notice”), which Mandatory Exercise Notice shall include (i) information in reasonably appropriate detail concerning the occurrence of the Mandatory Exercise Condition, (ii) the then-current Exercise Price and (iii) the date (the “Mandatory Exercise Date”) upon which such Mandatory Exercise shall be effective (which date shall be no later than thirty (30) days after the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent). At least five (5) days prior to the Mandatory Exercise Date, the Company shall deliver to the Warrant Agent a statement setting forth the Ordinary Shares issuable and/or the amount payable to each such Warrantholder, on account of each Warrant subject to such Mandatory Exercise (calculated in accordance with the following Section 3.3(b)). The Warrant Agent shall be fully protected in relying on any such statement by the Company and on any information therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such Mandatory Exercise unless and until it shall have received such statement.

(b)If the Company or the Required Mandatory Exercise Warrantholders shall deliver a Mandatory Exercise Notice, then on or as promptly as reasonably practicable after the Mandatory Exercise Date, the Company shall (x) issue to each such Warrantholder, for each Warrant subject to such Mandatory Exercise, such number of Ordinary Shares as are issuable upon the exercise of the Warrant pursuant to Section 3.2(b)(iii)(y), with the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent being the Exercise Date for these purposes, and (y) pay or issue to each such Warrantholder an amount equal to the Mandatory Exercise Payment Amount for each Warrant subject to such Mandatory Exercise, either in (i) cash, (ii) an amount of Ordinary Shares with a Fair Market Value as of the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent equal to the Mandatory Exercise Payment Amount or (iii) any combination thereof, in each case, in the Company’s sole discretion. In the event of a Mandatory Exercise by the Company pursuant to clause (ii) of the definition of “Mandatory Exercise Condition,” then, unless at least ten percent (10%) of the total number of issued and outstanding Ordinary Shares have been traded on an Exchange over the thirty (30) Trading Day period ending on the Trading Day immediately preceding the date on which the Mandatory Exercise Notice is delivered to the Warrant Agent, (A) the Fair Market Value for purposes of Section 3.2(c) and clause (y)(ii) of the preceding sentence in respect of such Mandatory Exercise shall be determined by the Independent Financial Expert as of a date within forty (40) days prior to the Mandatory Exercise Date, (B) the identity of the Independent Financial Expert and the Fair Market Value as determined by the Independent Financial Expert shall be included in the Mandatory Exercise Notice and (C) if the Required Valuation Objecting Warrantholders make a reasonable objection to the identity of the Independent Financial Expert by written notice of objection delivered to the Company no later than ten (10) days after the Mandatory Exercise Notice shall have been delivered to the Warrantholders, which notice of objection shall (x) set forth the basis for the objection in reasonable detail and (y) designate a representative for the purpose of jointly and in good faith with the Company selecting a mutually reasonably acceptable alternative Independent Financial Expert to act for purposes of such Mandatory Exercise, then the Company shall be entitled to (i) retract and cancel such Mandatory Exercise Notice, in which case such Mandatory Exercise Notice shall be null and void, or (ii) require the representative of the objecting Warrantholders to engage in good faith in the selection of a mutually reasonably acceptable alternative Independent Financial Expert, and once such an alternative Independent Financial Expert has been selected and has determined the Fair Market Value for purposes of such Mandatory Exercise, the Company shall proceed with such Mandatory Exercise on the basis of the Fair Market Value as determined by such alternative Independent Financial Expert, which shall be final and binding on all Warrantholders for purposes of such Mandatory Exercise (it being understood that the Mandatory Exercise Date as set forth in the Mandatory Exercise Notice shall be postponed to a date that is no earlier than ten (10) days following such determination unless the Company otherwise elects).

3.4. Funds; Application of Funds Upon Exercise of Warrants. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare in trust for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Funds shall be uninvested. The Warrant Agent shall promptly deliver and pay to the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.5. Payment of Taxes. The Company shall pay any and all United Kingdom stamp duty or stamp duty reserve tax that is payable in respect of the issue or delivery of Ordinary Shares to the exercising Warrantholder on exercise of Warrants pursuant hereto; provided that, as a condition to the exercise of any Warrant, the exercising Warrantholder shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because such Warrantholder requests Ordinary Shares to be issued in a name other than the name of the Warrantholder, and the Company may refuse to deliver any such Ordinary Shares until it receives a sum sufficient to pay such taxes. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.6. Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall be surrendered to the Warrant Agent at the office of the Warrant Agent designated for such purpose and, if surrendered to the Company, be delivered by the Company to the Warrant Agent. All Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company, and the Warrant Agent shall deliver its certificate of cancellation to the Company. Upon request of the Company, the Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company.

3.7. Shares Issuable. The number of Ordinary Shares “obtainable upon exercise” or “issuable upon exercise” of a Warrant at any time shall be the number of Ordinary Shares for which such Warrant is then exercisable. The number of Ordinary Shares “for which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 4.1.

3.8. Beneficial Ownership Limitation.

(a) Election. Any Warrantholder that was issued Warrants on the Effective Date pursuant to the Plan may affirmatively elect to be subject to this Section 3.8 (any such electing Warrantholder, a “BOL Warrantholder”) by delivering, within five (5) Business Days after the Effective Date, a written notice of such election (a “BOL Notice”) to the Warrant Agent, which shall deliver a copy thereof to the Company promptly upon receipt. Such election shall be effective as of the date on which the BOL Notice is delivered to the Warrant Agent, and shall be irrevocable with respect to the Warrants held by such BOL Warrantholder, except (i) to the extent that such BOL Warrantholder waives the application of the limitations in Section 3.8(b) pursuant to Section 3.8(b)(i) and (ii) that the limitations set forth in Section 3.8(b) shall automatically cease to apply to a Warrant as provided in Section 3.8(d). For the avoidance of doubt, no Warrantholder will be subject to this Section 3.8 until such time as such Warrantholder delivers a BOL Notice to the Warrant Agent.

(b) Limitation on Exercise. No BOL Warrantholder shall have the right to exercise any Warrant, pursuant to Section 3.2 or otherwise, and no such exercise shall be effective, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, any BOL Warrantholder (together with such BOL Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” (within the meaning of the Exchange Act) of which such BOL Warrantholder or any such other Person is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), provided that (i) a BOL Warrantholder may waive the application of the limitations in this Section 3.8(b) to such BOL Warrantholder upon sixty-five (65) calendar days’ prior written notice to the Warrant Agent by such BOL Warrantholder and (ii) the limitations in this Section 3.8(b) shall not apply in the event of a Mandatory Exercise or a Fundamental Transaction. For the avoidance of doubt, a BOL Warrantholder shall be permitted to exercise a number of Warrants, at any time, sufficient for such BOL Warrantholder and Attribution Parties to maintain in the aggregate beneficial ownership of Ordinary Shares in an amount equal to or less than the then-applicable Beneficial Ownership Limitation, including if and to the extent that the Company issues additional Ordinary Shares for any reason (including, for the avoidance of doubt, any exercise, exchange or conversion of warrants, options or convertible securities or other securities into Ordinary Shares).

(c) Calculation of Limitation. To the extent that the limitation contained in Section 3.8(b) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the BOL Warrantholder thereof together with any Affiliates and Attribution Parties) shall be in the sole discretion of such BOL Warrantholder. The submission of an Exercise Notice by a BOL Warrantholder shall be deemed to be such BOL Warrantholder’s representation (upon which the Company and the Warrant Agent shall be entitled to rely without any investigation or verification) that either (i) such BOL Warrantholder has waived the application of the limitations in Section 3.8(b) pursuant to Section 3.8(b)(i) and such waiver has become effective or (ii) such proposed exercise of the Warrant or Warrants subject to such Exercise Notice is not in excess of the limitation contained in Section 3.8(b). Neither the Company nor the Warrant Agent shall have any liability to a BOL Warrantholder or any other Person in respect of such BOL Warrantholder’s election to be subject to the limitations in Section 3.8(b) or the application thereof to such BOL Warrantholder, the Company’s and the Warrant Agent’s reliance on such BOL Warrantholder’s representation contained (or deemed contained) in an Exercise Notice, any breach of such representation, error in any underlying calculation or understanding of the facts or legal determinations on which it is based, or any other actual or apparent non-compliance by such Warrantholder with the limitation set forth herein. For purposes of this Section 3.8, in determining the number of outstanding Ordinary Shares, a BOL Warrantholder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of Ordinary Shares outstanding; provided, that, in the case of clause (B) and (C), the Warrantholder may rely only on the most recent such announcement or notice. In each case, the number of outstanding Ordinary Shares shall be determined by a BOL Warrantholder after giving effect to the conversion or exercise of securities of the Company, including any Warrant then being exercised, by such BOL Warrantholder or otherwise included in such BOL Warrantholder’s beneficial ownership since the date as of which such number of outstanding Ordinary Shares was reported.

(d) Transfers. The limitations in Section 3.8(b) shall automatically cease to apply with respect to any Warrants held by a BOL Warrantholder upon the Transfer of such Warrants to any Person; provided, that, in the case of a Transfer of Warrants held by a BOL Warrantholder to an Affiliate or Attribution Party thereof, such Affiliate or Attribution Party may deliver, within five (5) Business Days of such Transfer, a BOL Notice (which notice shall include a representation (upon which the Company and the Warrant Agent shall be entitled to rely without any investigation or verification) that such Person is an Affiliate or Attribution Party of a BOL Warrantholder) to become subject to the limitations in Section 3.8(b) and fully bound by this Section 3.8 as a BOL Warrantholder.

(e) Beneficial Ownership Limitation Percentage. The “Beneficial Ownership Limitation” shall be 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of any Warrants in respect of which an Exercise Notice has been delivered to the Warrant Agent.

4. Adjustments.

4.1. Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.1 and the number of Ordinary Shares obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4.1); provided that no single event shall give rise to an adjustment under more than one subsection of this Section 4.1.

(a) Subdivisions and Combinations.

(i) In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Ordinary Shares into a greater number of Ordinary Shares (other than (x) a stock split effected by means of a stock dividend or stock distribution to which Section 4.1(b) applies or (y) a subdivision upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such subdivision and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such subdivision plus the number of Ordinary Shares issuable as a result of such subdivision. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part effect a combination (by any reverse stock split or otherwise) of the outstanding Ordinary Shares into a smaller number of Ordinary Shares (other than a combination upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such combination and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such combination less the number of Ordinary Shares reduced as a result of such combination.

(ii) Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(a) shall become effective immediately at the Open of Business on the day after the date upon which such subdivision or combination becomes effective.

(b) Ordinary Share Dividends.

(i) In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, pay or make to the holders of its outstanding Ordinary Shares, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or distribution payable in Ordinary Shares, or otherwise pay or make, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a dividend or other distribution on any class of its share capital payable in Ordinary Shares, other than a dividend or distribution upon a transaction to which Section 5 applies, then and in each such event the Exercise Price in effect on the Record Date for such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than one (1)) (A) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such dividend or distribution plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(ii) Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(b) shall become effective immediately at the Open of Business on the day after the Record Date for such dividend or distribution.

(c) Repurchases.

(i) In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, offer to repurchase Ordinary Shares at a price per share that is greater than the Fair Market Value of such Ordinary Shares as of the tenth (10th) Trading Day immediately following the date on which such offer to repurchase is consummated (other than a repurchase upon a transaction to which Section 5 applies) on the date on which such offer is consummated (an “Above FMV Repurchase”), then the Exercise Price in effect on the date of the consummation of the Above FMV Repurchase shall be decreased to a price determined in accordance with the following formula:

CPA2 = CPA1 * (FMV - P) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“CPA2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(c)(i);

•	“CPA1” shall mean the Exercise Price in effect immediately prior to such Above FMV Repurchase;

•

“FMV” shall mean the Fair Market Value of the total number of Ordinary Shares outstanding prior to the consummation of such Above FMV Repurchase, calculated based on the Fair Market Value of one Ordinary Share on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated; and

•

“P” shall mean the amount by which the Fair Market Value of all consideration paid or payable for Ordinary Shares repurchased or redeemed in any Above FMV Repurchase exceeds the aggregate Fair Market Value for such Ordinary Shares on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated.

(ii) Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(c) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Above FMV Repurchase is consummated.

(d) Property Dividends.

(i) In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, a Property Dividend, then and in each such event the Exercise Price in effect on the Record Date for such Property Dividend shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (FMV - D) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(d)(i);

•	“EP1” shall mean the Exercise Price in effect on the Record Date for such Property Dividend;

•	“FMV” shall mean the Fair Market Value of one Ordinary Share on the Record Date for such Property Dividend; and

•	“D” shall mean the Fair Market Value of such Property Dividend made per Ordinary Share as of the Record Date for such Property Dividend.

(ii) Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(d) shall become effective immediately at the Open of Business on the day after the Record Date for such Property Dividend.

(e) Rights Offerings.

(i) If the Company issues, or shall fix a Record Date for the determination of holders of its Ordinary Shares to receive, as a dividend or distribution any right to the Shareholders permitting the Shareholders to subscribe for additional Ordinary Shares pursuant to a rights offering at a price per Ordinary Share less than the Fair Market Value thereof as of the Trading Day immediately preceding the announcement date of the Rights Offering (a “Rights Offering”), then the Exercise Price in effect at the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (O + Y) ÷ (O + X)

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(e)(i);

•	“EP1” shall mean the Exercise Price in effect immediately before the adjustment provided in this Section 4.1(e)(i);

•	“O” shall mean the number of Ordinary Shares outstanding immediately before the consummation of the Rights Offering;

•	“X” shall mean the number of Ordinary Shares issuable upon exercise of such rights pursuant to the Rights Offering; and

•

“Y” shall mean the number of Ordinary Shares equal to the aggregate price payable for the Ordinary Shares in the Rights Offering divided by the Fair Market Value of one Ordinary Share as of the Trading Day immediately preceding the announcement date of the Rights Offering.

For purposes of this Section 4.1(e)(i), if the applicable Rights Offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account all consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

(ii) Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(e) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Rights Offering is consummated.

(f) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable under this Section 4.1:

(i) When Adjustments Are to be Made. The adjustments required by Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) and 4.1(e) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(ii) Deferral of Issuance Upon Exercise. Notwithstanding anything in this Agreement to the contrary, in any case in which this Section 4.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event (which shall be deemed to mean, for purposes of Section 4.1(b), 4.1(d) and 4.1(e), the dividend or distribution with respect to which a Record Date may be fixed) and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 4.1(f) shall require a corresponding increase in the number of Ordinary Shares for which each Warrant is exercisable, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the Ordinary Shares over and above the Ordinary Shares issuable upon such exercise on the basis of the number of Ordinary Shares obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price.

(iii) Notwithstanding anything in this Agreement to the contrary, in the event that an adjustment is made pursuant to this Section 4.1 and either (x) the underlying event requiring such adjustment does not occur, including, in the case of any adjustment in respect of any dividend or distribution or the fixing of a Record Date with respect thereto, where the Board publicly announces its decision not to pay or make such dividend or distribution, or (y) in the case of a Rights Offering pursuant to Section 4.1(e), upon the expiration or termination of any unexercised right (or portion thereof) or any unconverted or unexchanged security that is convertible into or exercisable or exchangeable for Ordinary Shares, in each case, referred to in Section 4.1(e), the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable shall be readjusted retroactively to the date of the original adjustment, to be the Exercise Price and the number of Ordinary Shares for which a Warrant is exercisable that would then be in effect had the applicable adjustment not been made.

(iv) Notwithstanding anything in this Agreement to the contrary, no adjustment under this Section 4.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of the Exercise Price.

(g) Adjustment to Shares Obtainable Upon Exercise. Subject to Section 4.1(f)(ii) and Section 4.1(f)(iii), whenever the Exercise Price is adjusted as provided in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e) the number of Ordinary Shares for which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of Ordinary Shares for which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of Ordinary Shares for which a Warrant is exercisable pursuant to this Section 4.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

(ii) after such adjustment becomes effective, deliver or communicate to all Warrantholders and owners of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and setting forth a reasonably detailed statement of the facts requiring such adjustment; provided that the failure of the Company to deliver such notice shall not affect the validity of the relevant adjustments or the events giving rise to such adjustments; provided, further, that, (x) the failure of the Company to deliver such notice shall not limit the Company’s obligation to effectuate such adjustment in accordance with this Section 4.1 and (y) if the Company fails to deliver such notice after such adjustment becomes effective, the Company shall promptly provide such notice to any Warrantholder upon its request; and

(iii) deliver to the Warrant Agent a certificate of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company setting forth the Exercise Price and the number of Ordinary Shares for which each Warrant is exercisable after such adjustment and setting forth a reasonably detailed statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, shares of capital stock, securities or other assets or consideration used in the computation was determined). As provided in Section 10.1, the Warrant Agent (x) shall be entitled to rely on such certificate, (y) shall be under no duty, liability or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours and (z) shall not be deemed to have knowledge of any such adjustment or any such facts requiring any such adjustment unless and until it shall have received such certificate.

(i) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares for which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

4.2. Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares (or scrip representing fractional shares). In the event a Warrant becomes exercisable for fractional Ordinary Shares, the number of Ordinary Shares issuable upon exercise thereof will be rounded (i) up to the next higher whole Ordinary Share if the fraction is equal to or greater than 1/2 and (ii) down to the next lower whole Ordinary Share if the fraction is less than 1/2. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full Ordinary Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, and any owners of a beneficial interest in a Global Warrant, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Ordinary Share, a share certificate representing a fraction of an Ordinary Share or any cash consideration in lieu of a fractional Ordinary Share if such fractional share is rounded down.

4.3. No Other Adjustments. In each case except in accordance with Section 4.1, the applicable Exercise Price and the number of Ordinary Shares obtainable upon exercise of any Warrant will not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase any of the foregoing, including:

(a) upon the issuance of any other securities by the Company on or after the Original Issue Date, whether or not contemplated by the Plan, or upon the issuance of Ordinary Shares upon the exercise of any such securities;

(b) upon the issuance of any Ordinary Shares or other securities or any payments pursuant to the Management Incentive Plan (as defined in the Plan) or any other equity incentive plan of the Company;

(c) upon the issuance of any Ordinary Shares pursuant to the exercise of the Warrants, the Tranche 1 Warrants or the Tranche 3 Warrants; or

(d) upon the issuance of any Ordinary Shares or other securities of the Company in connection with a business acquisition transaction (except as expressly set forth in Section 4.1).

5. Fundamental Transaction; Organic Changes.

5.1. Fundamental Transaction.

(a) In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Transaction, each Warrantholder shall be entitled, following consummation of the Fundamental Transaction, upon surrender and delivery of the related Warrant Certificate to the Warrant Agent (or, if applicable, on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time), for each Warrant held by such Warrantholder, to receive:

(i) if the Fundamental Transaction Consideration shall consist in whole or in part of Cash Consideration, an amount of cash equal to the greater of (A) the product of (i) the Warrant Share Number and (ii) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price multiplied by the Cash Consideration Percentage, and (B) the Black Scholes Value multiplied by the Cash Consideration Percentage;

(ii) if the Fundamental Transaction Consideration shall consist in whole or in part of Equity Consideration, a New Warrant to acquire the Equity Consideration multiplied by the Warrant Share Number, with such New Warrant having an exercise price in respect of the Equity Consideration equal to the product of (i) the Exercise Price and (ii) the Equity Consideration Percentage, and otherwise having terms substantially the same as the terms of the Warrants, mutatis mutandis; and

(iii) if the Fundamental Transaction Consideration shall consist in whole or in part of Other Consideration:

(A) if (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be less than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, an amount of cash equal to the product of the Black Scholes Value multiplied by the Other Consideration Percentage; or

(B) if (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be greater than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, a New Warrant to acquire the Other Consideration multiplied by the Warrant Share Number, with such New Warrant having an exercise price in respect of the Other Consideration equal to the product of (i) the Exercise Price and (ii) the Other Consideration Percentage, and otherwise having terms substantially the same terms as the Warrants, mutatis mutandis.

(b) As used in Section 5.1, the terms set forth below shall have the respective meanings set forth in this Section 5.1(b).

(i) “Cash Consideration” means the cash, if any, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ii) “Cash Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to the (i) the amount of the Cash Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(iii) “Equity Consideration” means the number of shares of common stock, ordinary shares or other units of common equity, if any, in each case listed on an Exchange described in clause (i) of the definition thereof, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(iv) “Equity Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Equity Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(v) “Exercise Price” means the Exercise Price in effect immediately prior to consummation of the Fundamental Transaction.

(vi) “Fundamental Transaction Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Ordinary Shares receives or is entitled to receive with respect to or in exchange for each Ordinary Share held by such holder upon consummation of a Fundamental Transaction.

(vii) “New Warrant” means a warrant issued by the Person that is the issuer or payor of the Equity Consideration or Other Consideration in the Fundamental Transaction, as the case may be.

(viii) “Other Consideration” means the Fundamental Transaction Consideration other than Cash Consideration or Equity Consideration that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ix) “Other Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Other Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.

(x) “Warrant Share Number” means the number of Ordinary Shares for which a Warrant is exercisable immediately prior to the consummation of the Fundamental Transaction.

(c) If in any Fundamental Transaction a holder of Ordinary Shares shall be entitled to make an election to receive Cash Consideration, Equity Consideration or Other Consideration, or a combination thereof, with respect to each Ordinary Share held by such holder, for purposes of this Section 5.1, the holder shall be deemed to receive or be entitled to receive for each such Ordinary Share the aggregate amount of Cash Consideration, Equity Consideration or Other Consideration, or combination thereof, received or receivable by all holders of Ordinary Shares divided by the total number of Ordinary Shares outstanding immediately prior to consummation of the Fundamental Transaction.

(d) The Company shall not effect any Fundamental Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5) and the obligation to distribute any warrants or make any cash payments to the Warrantholders in accordance with this Section 5.1. The provisions of this Section 5.1 shall similarly apply to successive Fundamental Transactions.

(e) The provisions of this Section 5.1 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.

5.2. Organic Changes. In the event of any Organic Change, the Warrants shall, immediately after such Organic Change, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Ordinary Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such Organic Change to which the Warrantholders would have received upon the consummation of such Organic Change if the Warrantholders had exercised the Warrants in full immediately prior to the consummation of such Organic Change and acquired the applicable number of Ordinary Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants). The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company or where the Company continues into another jurisdiction) resulting from such Organic Change shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5.2), the obligation to deliver to the Warrantholders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Warrantholders shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 5.2 shall similarly apply to successive Organic Changes.

6. Loss or Mutilation.

If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) both (x) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder, evidence reasonably satisfactory to the Company of such destruction, loss or taking, and a request for a new replacement Warrant Certificate, and (B) such open penalty surety bond or other indemnity bond as may be required by the Company and the Warrant Agent to save each of them and any agent of either of them harmless from any loss that either of them may suffer if a Warrant Certificate is replaced and (y) such other reasonable requirements as may be imposed by the Company have been satisfied, then, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) or (ii) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 6, each of the Company and the Warrant Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Each new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly destroyed, lost or wrongfully taken Warrant Certificate shall be at any time enforceable by any other Person, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7. Reservation and Authorization of Ordinary Shares.

(a) The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued Ordinary Shares solely for issuance and delivery upon the exercise of the Warrants (in each case, free of preemptive rights) such number of Ordinary Shares as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of Ordinary Shares if at any time the authorized number of Ordinary Shares remaining unissued would otherwise be insufficient to allow delivery of all the Ordinary Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Ordinary Shares issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company shall take all such actions as may be necessary to ensure that all such Ordinary Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any Exchange (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance to the extent required to list the Ordinary Shares so issued). The Company covenants that all such Ordinary Shares issued pursuant to the Warrants shall be compliant with the Articles of Association.

(b) If and to the extent that Ordinary Shares shall be issuable in certificated form upon exercise of Definitive Warrants in accordance with the terms of this Agreement, the Company shall so notify the Warrant Agent. The Warrant Agent shall thereafter be authorized to request from time to time from the Company’s transfer agent share certificates required to honor the exercise of outstanding Definitive Warrants, and the Company shall authorize and direct such transfer agent to comply with all such requests of the Warrant Agent. The Company shall supply its transfer agent with duly executed share certificates for such purposes.

8. Transfers; Warrant Transfer Books.

8.1. Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 8 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is, as of the date of this Agreement, 150 Royall Street, Canton, MA 0202, Attention: Client Services. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

8.2. Warrant Register.

(a) Registration Generally. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants or Warrant Certificates and of Transfers or exchanges of Warrants or Warrant Certificates as herein provided. The Company and the Warrant Agent may deem and treat any Person in whose name a Warrants or a Warrant Certificate is registered in the Warrant Register as the absolute owner of such Warrants or Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(b) Registration of Global Warrants. The holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name such Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in any Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members, and none of the Warrant Agent, the Company or the Depositary shall be responsible for recording such beneficial interests or their exchange, exercise, cancellation or transfer.

8.3. Transfers.

(a) Definitive Warrants

(i) The Warrant Agent will give prompt written notice to the Company of any Transfer requested by the holder of a Definitive Warrant.

(ii) If the Definitive Warrants are represented by Warrant Certificates, any Transfer of such Warrants shall be subject to the requirement to deliver a properly completed and duly signed assignment to the Warrant Agent (who shall in turn provide a copy of same to the Company), such assignment to be in the form of assignment attached to the form of Warrant Certificate attached hereto as Exhibit A accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act. If the Definitive Warrants are issued in electronic entry registered form, any Transfer of such Definitive Warrants shall be subject to the requirement to deliver such assignment documentation as shall be required by the Warrant Agent.

(iii) Any attempt to Transfer any Definitive Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

(b) Global Warrants.

(i) In the case of a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (x) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under the Warrant Certificate with respect to such Global Warrant held on their behalf by the Depositary or the Custodian, and (y) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (I) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (II) impair, as between the Depositary and the Agent Members, the operation of applicable practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as otherwise may be provided in this Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary.

(ii) Any holder of any Global Warrant shall, by acceptance of such Global Warrant, agree that (x) ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form, and (y) the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the applicable procedures of the Depositary therefor.

(iii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.4(c)(ii)), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iv) In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.4(c)(ii), such Warrants may be exchanged only in accordance with the provisions of Section 8.3(a) and Section 2.4(c) and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(v) At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Warrantholder of the amount thereof.

8.4. Exchange of Definitive Warrants. If the Definitive Warrants are at the time represented by Warrant Certificates, at the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Definitive Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Definitive Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided that the Warrant Agent shall have received (i) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his, her or its attorney, duly authorized in writing, and (ii) surrender of the Warrant Certificate(s) representing the Definitive Warrants, duly endorsed for transfer.

8.5. Valid Obligations. All Warrant Certificates issued upon any registration of Transfer or exchange of Warrant Certificates pursuant to this Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of Transfer or exchange.

8.6. No Service Charge. No service charge shall be made for any registration of Transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any documentary, stamp or other tax or other charge that may be imposed in connection with any registration of Transfer or exchange of Warrant Certificates. The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.

8.7. Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Ordinary Shares issuable upon exercise of the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

8.8. Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

9. Other Rights of Warrantholders.

9.1. No Voting or Dividend Rights. No Warrantholder shall have or exercise, and each Warrantholder acknowledges and agrees that it shall not have or exercise, any rights held by holders of Ordinary Shares solely by virtue hereof as a holder of Warrants, including the right to vote and to receive dividends and other distributions as a holder of Ordinary Shares. Except as may be specifically provided for herein with respect to the Ordinary Shares issuable upon exercise of the Warrants:

(a) the consent of any Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall not be required with respect to any action or proceeding of the Company;

(b) no such Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding Ordinary Shares prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c) no such Warrantholder shall have any right not expressly conferred hereunder or by applicable law with respect to the Warrant(s) held by such Warrantholder.

9.2. Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce, institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement.

9.3. Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of Transfer in accordance with Section 8, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10. Concerning the Warrant Agent.

10.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement (without any implied terms or conditions). The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree in writing, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent in writing.

The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert, (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives, (vi) any election by a Warrantholder pursuant to Section 3.8 or (vii) the correctness of any of the representations of any BOL Warrantholder made (or deemed to be made) upon exercise of any Warrant or any calculation by the BOL Warrantholder in connection therewith. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 4 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty, liability or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 4 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 4 hereof or to comply with any of the covenants of the Company contained in Section 4 hereof.

The Warrant Agent shall not (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in the absence of bad faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (y) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (z) be liable for any act or omission under this Agreement except for its own gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any director or officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, fraud or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it (it being understood that the indemnification set forth in Section 10.3 is satisfactory to the Warrant Agent for the purposes set forth therein).

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability with respect to, arising from or in connection with this Agreement, or from services provided or omitted to be provided under this Agreement, whether in contract, in tort or otherwise (except for any liability resulting from the Warrant Agent’s gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment)), is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

The Warrant Agent shall have no responsibility or obligation to any owner of a beneficial interest in a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any beneficial ownership interest in the Warrants represented by such Global Warrant or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). Except as set forth herein, the rights of owners of beneficial interests in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

10.2. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in the absence of bad faith in accordance with the opinion or advice of such counsel.

10.3. Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time reasonable compensation relating to its services hereunder as set forth in a mutually agreed upon fee schedule and to reimburse the Warrant Agent for reasonable and documented out-of-pocket expenses and disbursements, including reasonable and documented counsel fees incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company further agrees to indemnify the Warrant Agent and its employees, officers and directors, and to hold such Persons harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement and reasonable and documented out-of-pocket cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by any such Person, or to which any such Person may become subject, without gross negligence, bad faith, fraud or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, fraud or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The provisions under this Section 10 concerning the rights and immunities of the Warrant Agent shall survive the expiration of any Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

10.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

10.5. Resignation and Removal; Appointment of Successor.

(a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction) after giving sixty (60) days’ prior written notice to the Company. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to Warrantholders and owners of any beneficial interest in the Warrants. The Company may remove the Warrant Agent upon ninety (90) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 and (v) having an office in the Borough of Manhattan, the City of New York. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a United States federal, state or other supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company, without additional liability to the predecessor resigning or removed Warrant Agent, and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b) Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation or other legal entity resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that it is open for business on each Business Day and (i) is organized under the laws of the United States of America or one of the states thereof, (ii) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (iii) has a combined capital and surplus of at least $50,000,000. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant, in the case of the Warrantholders at such Warrantholder’s last address as shown on the Warrant Register.

11. Notices.

11.1. Notices Generally.

(a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication (except to the Warrant Agent)) and sent via electronic (except to the Warrant Agent), registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier as follows:

If to the Company, to it at:

Noble Corporation

13135 Dairy Ashford Rd., Ste. 800

Sugar Land, TX 77478

Attn: William Turcotte

E-mail: wturcotte@noblecorp.com

If to the Warrant Agent, to it at:

Computershare Inc.

250 Royall Street

Canton, MA 02021

Attn: General Counsel

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a). Notwithstanding the foregoing, a BOL Notice may be delivered to the Warrant Agent via electronic mail to the address previously specified by the Warrant Agent to the Company, together with a copy by registered or certified mail or delivery by hand or nationally-recognized, overnight, air courier to the address of the Warrant Agent set forth above.

All notices and other communications hereunder shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally-recognized, overnight, air courier or (iv) when delivered or, if sent after the close of business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

(b) Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier, to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant

Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Where this Agreement provides for notice to the owners of a beneficial interest in a Global Warrant, such notice shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Neither the failure to provide any such notice or delivery described in this Section 11.1(b), nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder or owner of a beneficial interest in a Global Warrant shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

11.2. Required Notices to Warrantholders. In the event the Company shall propose to take any action of the types described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e) or Section 5 (but only if any such action (i) would result in an adjustment to the Exercise Price or Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant, or (ii) but for Section 4.1(f)(iv) would result in such an adjustment or change) then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any action of the types described in Section 4.1(a), Section 4.1(c), Section 4.1(e) or Section 5.2, specify the date on which such action is to become effective; (ii) in the case of any dividend or distribution described in Section 4.1(b) or Section 4.1(d), specify the date on which a record is to be taken for the purposes of any such dividend or distribution; or (iii) in the case of a Fundamental Transaction described in Section 5.1, specify the date on which such Fundamental Transaction is expected to become effective and the date as of which it is expected that holders of outstanding Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for Fundamental Transaction Consideration. Such notice shall be given, (a) in the case of any dividend or distribution covered by the foregoing clause (ii) above, at least ten (10) Business Days prior to the Record Date for such dividend or distribution, and (b) in the case of any other action covered by the foregoing clauses (i) and (iii), at least fifteen (15) Business Days prior to the applicable effective date thereof. Notwithstanding anything to the contrary herein, and without limitation of Section 4.1(h)(ii), the failure of the Company to file with the Warrant Agent and give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice as required pursuant to this Section 11.2 shall not in any way impair or affect the validity of any action of the Company described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e), Section 5.1 and Section 5.2; provided, that the failure of the Company to deliver such notice shall not limit the Company’s obligations thereunder.

If at any time the Company shall cancel or abandon any of the proposed transactions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Warrantholder and each owner of a beneficial interest in a Global Warrant notice of such cancellation or abandonment in accordance with Section 11.1(b) hereof as promptly as practicable.

12. Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders and any owner of a beneficial interest in a Global Warrant. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

13. Amendments.

The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (iii) subject to the second proviso of this Section 13, are ministerial, administrative or de minimis and would enable the Warrants to be listed on a national or regional securities exchange; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Warrantholders (or any Agent Member (on behalf of itself or any owner of a beneficial interest in a Global Warrant)) hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the approval of the Required Warrantholders; provided that, (x) no such amendment shall materially and adversely affect any Warrantholder or owner of a beneficial interest in a Global Warrant in a different and disproportionate manner relative to the other Warrantholders and owners of a beneficial interest in a Global Warrant unless such amendment is agreed to in writing by such adversely affected Warrantholder or owner of a beneficial interest in a Global Warrant and (y) any amendment to Section 3.3, Section 4, Section 5, this Section 13 or Section 14 (including any amendment to the definitions used in and material to such Sections) shall require the prior written consent of the Required Amendment Warrantholders.

Upon the delivery of a certificate from an Appropriate Officer which states that the proposed amendment is in compliance with the terms of this Section 13, the Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder of a Warrant theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders and owners of a beneficial interest in a Global Warrant, providing a copy of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to deliver such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

14. Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the prior written consent of the Required Warrantholders for such waiver (it being understood that any waiver by the Company with respect to Section 3.3, Section 4 or Section 5 shall require the prior written consent of the Required Amendment Warrantholders), and (ii) an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 13 has been obtained.

15. Equitable Relief.

Each of the Company, the Warrant Agent and the Warrantholders acknowledges that a breach or threatened breach by such party of any of its obligations under Sections 6, 8.3, 8.4, 8.7, 12, 13, 14, 20, 21 and 23 of this Agreement would give rise to irreparable harm to the non-breaching party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by any of them of any such obligations, the non-breaching party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16. Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including transmission by .pdf, other fixed imaged form or DocuSign or similar program) will be binding to the same extent as an original signature page.

18. Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days’ prior written notice to the Company.

19. Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent, the Warrantholders and, to the extent provided herein, the owners of a beneficial interest in a Global Warrant, any rights or remedies under or by reason of this Agreement or any part hereof; provided that the Non-Recourse Parties are express third-party beneficiaries of Section 22. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

20. Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND ANY CONTRACTUAL AND NON-CONTRACTUAL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 20 shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

21. Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby, even if that party has been advised of or has foreseen the possibility of such damages.

22. No Recourse. Notwithstanding anything express or implied in this Agreement, each Warrantholder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equityholders, unitholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself or any of its subsidiaries, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 22 shall relieve or otherwise limit the liability of (i) any of the Non-Recourse Parties or the Company in the case of fraud or (ii) the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

23. Confidentiality. The Warrant Agent and the Company agree that the fee schedule contemplated by Section 10.3, the Warrant Register, the number of Warrants held by each Warrantholder and other personal, non-public information of each Warrantholder which may be exchanged or received pursuant to the negotiation or carrying out of this Agreement shall remain strictly confidential and shall not be disclosed to any other Person, except as may be required by applicable law or regulation, including pursuant to subpoenas from applicable government authorities, or pursuant to the requirements of the Commission. However, each party may disclose relevant aspects of any such confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law; provided that the disclosing party shall inform such other Persons of the confidential nature of such information and be responsible for any breach of this Section 23 by any such other Person.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NOBLE CORPORATION

By:	/s/ Richard B. Barker
Name: Richard B. Barker
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Warrant Agreement (Tranche 2)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Warrant Agreement (Tranche 2)]

Exhibit A

Form of Warrant Certificate

[GLOBAL][DEFINITIVE]

WARRANT CERTIFICATE

NOBLE CORPORATION

[Global Warrant Certificate Legend]1

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NOBLE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

[1]	Include for Global Warrant

No. W-______

[_____________ Tranche 2 Warrants]2

WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES

This certifies that [Cede & Co.]3 ______________________________________,4 or its registered assigns (the “Warrantholder”), is the owner of the number of Tranche 2 Warrants [set forth on Annex A hereto]5 [set forth above]6, each of which represents the right to subscribe for, commencing on February 5, 2021 from Noble Corporation, a Cayman Islands exempted company (the “Company”), one Ordinary Share (subject to adjustment as provided in the Warrant Agreement (as defined below)) at the price (the “Exercise Price”) of $23.13 per one Ordinary Share by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of February 5, 2021 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

Noble Corporation

13135 Dairy Ashford Rd., Ste. 800

Sugar Land, TX 77478

[2]	Include for Definitive Warrant
[3]	Include for Global Warrant
[4]	Include for Definitive Warrant
[5]	Include for Global Warrant
[6]	Include for Definitive Warrant

The Exercise Price and the number of Ordinary Shares obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each Warrantholder and each holder of Ordinary Shares issued upon exercise of a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

NOBLE CORPORATION

By:
Name:
Title:
Dated:

Countersigned:

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Name:
Title:

Dated:

ANNEX A

[Annex A to Global Warrant Certificate]7

The initial number of Warrants represented by this Global Warrant Certificate is [________].

The following decreases in the number of Warrants represented by this Global Warrant Certificate have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant Certificate:

Date of Exercise/ Cancellation/ Exchange/ Redemption of Warrants	Number of Warrants Exercised/ Cancelled/ Exchanged/ Redeemed	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange/ Redemption	Notation Made by Warrant Agent/Custodian

[7]	Include for Global Warrant.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights, title and interest of the undersigned under the attached Warrant (Certificate No. W-    ), with respect to the number of Warrants of Noble Corporation, a Cayman Islands exempted company, covered thereby set forth below, unto the assignee set forth below (the “Assignee”) with respect to the number of Warrants set forth below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by such Warrant Certificate not being assigned hereby) and does irrevocably constitute and appoint [___________], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises:

Names of Assignee	Address	No. of Warrants

[NAME OF HOLDER]

By:
Name:
Title:

Signature Guaranteed By:[8]

The Assignee confirms hereby having been duly informed of the rights, limitations of rights, obligations, duties and immunities under the Warrant Agreement of the Company, the Warrant Agent and the Warrantholders.

By countersigning the present form, the Assignee declares that he/it consents to any and all of the terms and conditions as stated in the Warrant Agreement, on which (s)he/it will rely as if the undersigned was a party thereto.

[8]

The holder’s signature must be accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act.

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit B

Exercise Notice

EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2028, OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of Noble Corporation, a Cayman Islands exempted company (the “Company”), issued pursuant to that certain Tranche 2 Warrant Agreement, as dated February 5, 2021 (the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), hereby irrevocably (i) elects to exercise the number of Warrants indicated below, to acquire the number of Ordinary Shares indicated below, and (ii) if, and only if, the undersigned Warrantholder is a BOL Warrantholder, unless the Company has previously granted the undersigned Warrantholder a written waiver of the application of the limitations in Section 3.8(b) of the Warrant Agreement that remains in effect, represents and warrants to the Warrant Agent and the Company that either (x) the undersigned has waived the application of the limitations in Section 3.8(b) of the Warrant Agreement pursuant to Section 3.8(b)(i) of the Warrant Agreement, and such waiver has become effective in accordance with the terms of the Warrant Agreement, or (y) such exercise of the number of Warrants indicated below is not in excess of the limitation contained in Section 3.8(b) of the Warrant Agreement. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:

Number of Warrants Exercised:

(Total number of Warrants being exercised – may be expressed as a percentage)

Method of Exercise:

☐ Check Box for All Cash Exercise. The undersigned shall pay the applicable Aggregate Exercise Price in the sum of $___________________ in accordance with the terms of the Warrant Agreement.

☐ Check Box for All Cashless Exercise. Upon confirmation by the Company of the number of Ordinary Shares to be issued, the undersigned hereby instructs the Company to withhold a number of Ordinary Shares issuable upon exercise of the Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Ordinary Shares be issued by the Company in the name of the undersigned Warrantholder as indicated below:

Name	Social Security or Other Taxpayer
Identification Number

Address

If the Warrants are represented by a Warrant Certificate and said number of Ordinary Shares shall not be all the Ordinary Shares issuable upon exercise of the Warrants represented by said Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants shall be issued in the name of the undersigned Warrantholder as indicated below:

Name	Social Security or Other Taxpayer
Identification Number

Address

Dated: , 20__	Signature:

Name: